NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the 13th day of August, 2008 by and between US DATAWORKS, INC., a Nevada corporation (the “Company”), and signatories hereto (collectively, the “Investors” and individually, the “Investor”).

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, refinancing secured promissory notes of the Company, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Refinancing Notes (as defined below) will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries to the extent required under the Refinancing Notes and will be secured by a perfected security interest, in all of the assets of the Company and the stock and assets of each of the Subsidiaries as evidenced by a Security Agreement, in the form attached hereto as Exhibit B (as amended, or modified from time to time in accordance with its terms, the “Security Agreement”); and

WHEREAS, the Investors desire to appoint Charles E. Ramey as collateral agent with respect to the Collateral (as defined in the Security Agreement) (in such capacity, the “Collateral Agent”) pursuant to a Collateral Agency Agreement in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the “Collateral Agency Agreement”).

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” means, with respect to any entity, an affiliate of that entity as defined in Rule 12b-2 under The Securities Exchange Act of 1934, as amended to date.

(b) “Closing” has the meaning specified in Section 2.2(a).

(c) “Closing Date” has the meaning specified in Section 2.2(a).

(d) “Common Stock” shall mean the common stock, $0.0001 par value, of the Company.

(e) “Company” has the meaning specified in the preamble to this Agreement.

(f) “Financial Statements” has the meaning specified in Section 3.7.

(g) “Form 10-KSB” has the meaning specified in Section 3.6.

(h) “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

(i) “Investor” has the meaning specified in the preamble to this Agreement.

(j) “Lien” means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

(k) “Material Adverse Effect” shall mean individually or collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, financial condition, results of operations, assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under or with respect to this Agreement or any Note.

(l) “Refinancing Note” has the meaning specified in Section 2.1(a).

(m) “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

(n) “Purchase Price” has the meaning specified in Section 2.1(a).

(o) “SEC” has the meaning specified in Section 3.6.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Subsidiary” means, with respect to any entity, any other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such entity.

(r) “Voting Securities” means any securities of the Company having the ordinary power to vote, in the absence of contingencies, in the election of directors of the Company.

2. Purchase and Sale of Notes.

2.1 Sale and Issuance of Notes.

(a) Purchase and Sale of the Refinancing Notes. Subject to and upon the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Investors, and the Investors agree to purchase from the Company, refinancing senior secured promissory notes (each, a “Refinancing Note” and collectively, the “Refinancing Notes”), in the aggregate principal amount set forth opposite each Investor’s name on the signature pages hereto (the “Purchase Price”). Each Purchaser shall pay the Purchase Price therefor in connection with the issuance of the Refinancing Notes and the Company’s repayment of the Senior Secured Convertible Notes due November 13, 2010 (the “Original Notes”). The Refinancing Notes shall have a maturity date one (1) year from the date of their original issuance, shall be in substantially the form attached hereto as Exhibit A, and subject to adjustment pursuant to, the terms of such Refinancing Note.

2.2 Closing.

(a) The closing of the purchase and sale of the Refinancing Notes (the “Closing”) shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2475 Hanover Street, Palo Alto, California, at 10:00 a.m. local time, or at such other time and place as the Company and the Investors mutually agree upon. The Closing shall occur on such date (the “Closing Date”) that the Company.

3. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to, and agrees with, each Investor that:

3.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, has the corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

3.2 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Refinancing Note, the performance of all obligations of the Company hereunder and thereunder has been taken. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general applicability.

3.3 Valid Issuance. When delivered to and paid for by the Investors in accordance with the terms of this Agreement, each Refinancing Note will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general applicability. Based in part upon the representations of the Investors in this Agreement, the Refinancing Notes will be issued in compliance with all applicable federal and state securities laws.

3.4 Non-Contravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in any breach or violation of the Certificate of Incorporation or the Bylaws of the Company or (b) conflict with or constitute a breach of, or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties may be bound, or (c) to the Company’s knowledge violate any law, administrative regulation or court decree, except in the case of clauses (b) and (c) for conflicts, breaches, defaults, violations or Liens which, either individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as may be required to be made pursuant to applicable federal or state securities laws, and except for such consents, approvals, authorizations or orders the absence of which, either individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

3.6 Litigation. Except as disclosed in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (“SEC”) for the year ended March 31, 2008 (the “Form 10-KSB”), or any other filings by the Company with the SEC, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or adversely affecting the Company that would, if determined adversely to the Company, be reasonably expected to have a Material Adverse Effect.

3.7 SEC Filings and Financial Statements. The Company has previously made available to the Investors true and complete copies of the Form 10-KSB. The financial statements included in such reports are hereafter collectively referred to as the “Financial Statements.” Each of the balance sheets included in the Financial Statements (including any related notes and schedules) presents fairly the financial position of the Company as of its date, and the other financial statements included in the Financial Statements (including any related notes and schedules) present fairly the results of operations or other information included therein of the Company for the periods or as of the dates therein set forth (subject, in the case of interim financial statements, to changes resulting from audits and year-end adjustments), and each of the Financial Statements was prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein and except, in the case of interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements). None of the documents filed with the SEC and referred to in this Section 3.7 contained, as of its date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.8 No Material Adverse Change. Since June 30, 2008, except as otherwise disclosed by the Company in writing to the Investors or as set forth in the Company’s SEC filings, in each case on or prior to the date hereof, (a) there has been no change or development that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, (b) there have been no material transactions entered into by the Company, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

3.9 General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Refinancing Notes.

3.10 Indemnification. The Company agrees and undertakes to indemnify and hold harmless each Investor against and from all costs, losses, damages, actions, proceedings, claims, demands, liabilities, charges and expenses of whatsoever nature and howsoever (hereinafter, “Claims”) that the Investors may incur, suffer or sustain or have imposed on each Investor by reason of, arising in any way out of or in relation to the Original Notes, the Put Agreement dated November 13, 2007 (the “Put Agreement), the Refinancing Notes and this Agreement, but excluding any Claims resulting from an Investor’s gross negligence or willful misconduct, and shall pay to such Investor immediately upon first demand of the Investor such Claims as the Investor certifies to have occurred together with reasonable proof of the amount thereof (any such certificate being conclusive and binding on the parties hereto).

4. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to, and agrees with, the Company that:

4.1 [Reserved].

4.2 Authorization. All action on the part of the Investors necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Investors hereunder has been taken. This Agreement constitutes a legal, valid and binding agreement of the Investors, enforceable against each Investor in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general applicability.

4.3 Non-Contravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in any breach or violation of the Certificate of Incorporation or the Bylaws of the Investors or (b) conflict with or constitute a breach of, or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Investors pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Investors or any of its Subsidiaries is a party or by which it or any of its properties may be bound, or (c) to the Investor’s knowledge violate any law, administrative regulation or court decree, except in the case of clauses (b) and (c) for conflicts, breaches, defaults, violations or Liens which, either individually or in the aggregate, would not be reasonably expected to materially and adversely impair or restrict the Investor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Purchase Entirely for Own Account. This Agreement is made with the Investors in reliance upon each Investor’s representation to the Company, which by each Investor’s execution of this Agreement the Investor hereby confirms, that each Refinancing Note will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Refinancing Notes.

4.5 Restricted Securities.

(a) Each Investor understands that each Refinancing Note, it is or may be purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations may be resold without registration under the Securities Act only in certain limited circumstances. In addition to the restrictions on transfer or assignment set forth in the Refinancing Notes, the Investor agrees that it will not sell or otherwise dispose of the Refinancing Note(s) unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws.

(b) Legends. Each Investor understands and agrees that the Refinancing Note(s) may bear one or all of the following legend:

(i) “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THIS SECURITY IS ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THAT CERTAIN NOTE PURCHASE AGREEMENT, DATED AS OF AUGUST 13, 2008, BETWEEN THE COMPANY AND THE HOLDER.”

4.6 Investor Status. Each Investor certifies and represents to the Company that, as of the date hereof and at the time the Investor acquires any Refinancing Note, the Investor is and will be an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Investor’s financial condition is such that it is able to bear the risk of holding the Refinancing Notes for an indefinite period of time and the risk of loss of its entire investment. Each Investor has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and is able to evaluate the risks and merits of its investment in the Company.

5. Conditions to Closing.

5.1 Conditions of the Investor’s Obligations at the Closing. The obligations of each Investor to purchase from the Company the Refinancing Notes and to consummate the transactions to be consummated at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing in whole or in part by the Investors:

(a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Company contained herein that is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Company contained herein that is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 5.1(a)).

(b) The Company shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) The Investors shall have received a certificate, dated the Closing Date, signed by an executive officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 5.1(a) and (b) have been fulfilled.

(d) No order enjoining or restraining the transactions contemplated by this Agreement shall be in effect and no action or proceeding before any federal or state court or governmental agency or other regulatory or administrative agency or instrumentality shall have been instituted or pending that challenges the acquisition of, or payment for, the Refinancing Note by the Investor or otherwise seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or seeking to impose any material limitations on any provisions of this Agreement.

(e) The Company and each Investor has executed the Security Agreement and the Collateral Agency Agreement, in substantially the forms attached as Exhibit B and Exhibit C hereto.

5.2 Conditions of the Company’s Obligations at the Closing. The obligations of the Company to issue and sell to the Investors the Refinancing Notes and to consummate the transactions to be consummated at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors, any of which may be waived in writing in whole or in part by the Company:

(a) The representations and warranties of each Investor contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Investor contained herein that is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Investors contained herein that is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 5.2(a)).

(b) The Investors shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Investors on or prior to the Closing Date.

(c) The Company shall have received a certificate, dated the Closing Date, signed by each Investor, certifying that the conditions specified in the foregoing Sections 5.2(a) and (b) have been fulfilled.

(d) No order enjoining or restraining the transactions contemplated by this Agreement shall be in effect and no action or proceeding before any federal or state court or governmental agency or other regulatory or administrative agency or instrumentality shall have been instituted or pending that challenges the acquisition of, or payment for, the Refinancing Notes by each Investor or otherwise seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or seeking to impose any material limitations on any provisions of this Agreement.

(e) The Company and each Investor has executed the Security Agreement and the Collateral Agency Agreement, in substantially the forms attached as Exhibit B and Exhibit C hereto.

(f) Each Investor shall have delivered to the Company the Purchase Price for the Refinancing Note specified in Section 2.1(a) by wire transfer in immediately available funds in accordance with the provisions of Section 2.2.

6. Miscellaneous.

6.1 Termination; Term of Agreement.

(a) This Agreement may also be terminated by either party by written notice to the other party in the event that the Closing Date does not occur on or before five (5) business days from the date of this Agreement or such other date as the Company and the Investor shall mutually agree in writing.

(b) Nothing herein shall relieve any party from liability for any breach hereof.

6.2 Public Announcements. Except as required by applicable law or regulations, the Company and the Investors shall jointly approve any public announcements relating to the transactions described herein or the relationship between the parties. Each party agrees to cooperate with the other in the preparation of any governmental filing relating to the transactions contemplated hereby.

6.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except as provided in Section 6.5, neither the Company nor the Investors shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought). The merger, consolidation, acquisition or sale of securities representing more than 50% of the voting power of a party to this agreement shall not be deemed an assignment requiring the consent of the other party.

6.4 Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by fax (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

If to the Company:

US Dataworks, Inc.
1 Sugar Creek Center Blvd., 5th Floor
Sugar Land, TX 77478
Attention: CEO
Fax: (800) 447-8029

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention: Richard S. Bebb Esq.
Fax: (650) 233-4545

If to the Investors:

1 Sugar Creek Center Blvd., 5th Floor
Sugar Land, TX 77478
Attention: Charles E. Ramey and John L. Nicholson, M.D.
Fax: (800) 447-8029

6.5 Note Transfer Restrictions. The Investors agree that the Refinancing Note(s) may not be transferred or assigned by an Investor.

6.6 Survival. The representations and warranties made by the Company and the Investors herein, except as otherwise expressly provided herein, shall terminate upon the delivery to each Investor of the Refinancing Notes, as applicable, being purchased and the payment therefor.

6.7 Finders or Brokers. Each Investor represents that it has not engaged any investment banker, finder or broker, and neither is nor will be obligated for any finder’s fee or commission, in connection with the transactions contemplated hereby. The Company represents that it has not engaged any investment banker, finder or broker, and neither is nor will be obligated for any finder’s fee or commission, in connection with the transactions contemplated hereby. Each party agrees to indemnify and hold harmless the other from the liability for any fees, commissions and other payments (and the costs and expenses of defending against such liability or asserted liability) that may be owing as a result of such party’s breach of its representation made in this Section 6.7.

6.8 Expenses. Each party hereto shall pay all of its own costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated herein, whether or not such transactions are consummated.

6.9 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Specific Enforcement. The Company and each Investor acknowledges and agrees that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breached of the provisions of this agreement and to enforce specifically the terms and provisions hereof, and the parties expressly waive (i) the defense that a remedy in damages will be adequate and (ii) any requirement, in an action for specific performance, for the posting of a bond.

6.12 Entire Agreement; Amendments.

(a) Except as otherwise provided herein, this Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

(b) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

6.13 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York (irrespective of its choice of law principles).

6.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.15 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

US DATAWORKS, INC.

By	/s/ Mario Villarreal
Name	Mario Villarreal
Title	President and COO

CHARLES E. RAMEY

Principal Amount: $708,500.00	By	/s/ Charles E. Ramey
	Name	Charles E. Ramey
	Title	CEO

JOHN L. NICHOLSON, M.D.

Principal Amount: $2,995,000	By	/s/ John L. Nicholson, M.D.
	Name	John L. Nicholson, M.D.
Title

Exhibit A

Form of Refinancing Secured Note

Exhibit B

Security Agreement

Exhibit C

Collateral Agency Agreement